                                                                    EXHIBIT 10.4



--------------------------------------------------------------------------------


                                   N2H2, INC.

                           LOAN AND SECURITY AGREEMENT


--------------------------------------------------------------------------------

        This LOAN AND SECURITY AGREEMENT is entered into as of April 30, 1999, by and between IMPERIAL BANK ("Bank") and N2H2, INC. ("Borrower").


                                    RECITALS

        Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.


                                    AGREEMENT

        The parties agree as follows:

        1. DEFINITIONS AND CONSTRUCTION.

                1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

                        "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

                        "Advance" or "Advances" means a cash advance under the Revolving Facility.

                        "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

                        "Bank Expenses" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

                        "Borrower's Books" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

                        "Borrowing Base" means an amount equal to eighty percent (80%) of Eligible Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower.

                        "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California or Washington are authorized or required to close.

                        "Closing Date" means the date of this Agreement.

                        "Code" means the California Uniform Commercial Code.

                        "Collateral" means the property described on Exhibit A attached hereto.

                        "Committed Revolving Line" means a credit extension of up to Two Million Dollars ($2,000,000).

                        "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

                        "Copyrights" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

                        "Credit Extension" means each Advance, Equipment Advance, or any other extension of credit by Bank for the benefit of Borrower hereunder.

                        "Current Assets" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current assets on the consolidated balance sheet of Borrower and its Subsidiaries as at such date.

                        "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Advances made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendible at the option of Borrower or any Subsidiary to a date more than one year from the date of determination, less deferred revenue and Subordinated Debt.

                        "Daily Balance" means the amount of the Obligations owed at the end of a given day.

                        "Debt Service Coverage" means, as of any date of determination, a ratio of (a) the sum of (i) earnings after tax annualized for the preceding three (3) months plus interest and non-cash (i.e., depreciation and amortization) expenses, annualized for the preceding (3) three months to (b) the sum of (i) current portion of long term debt and capitalized leases plus
(ii) interest expense, annualized for the preceding three months.

                        "Eligible Accounts" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Bank set forth in Section 5.4; provided, that standards of eligibility may be fixed and revised from time to time by Bank as a consequence of any Collateral audits done pursuant to Section 6.3 in Bank's reasonable judgment and upon notification thereof to Borrower in accordance with the provisions hereof. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

                                (a) Accounts that the account debtor has failed
to pay within ninety (90) days of invoice date; provided, however, that up to $150,000 of Accounts that the account debtor has failed to pay within one hundred twenty (120) days of invoice date will be allowed;

                                (b) Accounts with respect to an account debtor,
twenty-five percent (25%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

                                (c) Accounts with respect to which the account
debtor is an officer, employee, or agent of Borrower;

                                (d) Accounts with respect to which goods are
placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

                                (e) Accounts with respect to which the account
debtor is an Affiliate of Borrower;

                                (f) Accounts with respect to which the account
debtor does not have its principal place of business in the United States, except for Eligible Foreign Accounts;

                                (g) Accounts with respect to which the account
debtor is the United States or any department, agency, or instrumentality of the United States of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

                                (h) Accounts with respect to which Borrower is
liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;

                                (i) Accounts with respect to an account debtor,
including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

                                (j) Accounts with respect to which the account
debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

                                (k) Accounts with respect to an account debtor
of whose Accounts the account debtor has failed to pay within one hundred twenty
(120) days of invoice date, except to the extent such Accounts do not exceed $150,000 in the aggregate; and

                                (l) Accounts the collection of which Bank
reasonably determines to be doubtful.

                        "Eligible Foreign Accounts" means Accounts with respect to which the account debtor does not have its principal place of business in the United States and (i) that are supported by one or more letters of credit in an amount and of a tenor, and issued by a financial institution, acceptable to Bank; (ii) that do not exceed $200,000 of the Accounts of British Telecom; or
(iii) that Bank approves on a case-by-case basis.

                        "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

                        "Equipment Advance" has the meaning set forth in Section 2.1.4.

                        "Equipment Line" means a credit extension of up to Two Million Dollars ($2,000,000).

                        "Equipment Maturity Date" means April 29, 2003.

                        "Equity Event" means the sale or issuance by Borrower of its equity securities or Subordinated Debt in which Borrower receives cash proceeds of not less than Five Million Dollars ($5,000,000) from investors acceptable to Bank.

                        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

                        "Event of Default" has the meaning assigned in Article
8.

                        "GAAP" means generally accepted accounting principles as in effect from time to time.

                        "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

                        "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

                                "Intellectual Property Collateral" means:

                                (a) Copyrights, Trademarks and Patents;

                                (b) Any and all trade secrets, and any and all
intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

                                (c) Any and all design rights which may be
available to Borrower now or hereafter existing, created, acquired or held;

                                (d) Any and all claims for damages by way of
past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

                                (e) All licenses or other rights to use any of
the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

                                (f) All amendments, renewals and extensions of
any of the Copyrights, Trademarks or Patents; and

                                (g) All proceeds and products of the foregoing,
including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

                        "Interest Period" means for each LIBOR Rate Advance, a period of approximately one, two, three or six months as Borrower may elect, provided that the last day of an Interest Period for a LIBOR Rate Advance shall be determined in accordance with the practices, of the LIBOR interbank market as from time to time in effect, provided, further, in all cases such period shall expire not later than the applicable Equipment Maturity Date.

                        "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

                        "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

                        "IPO/Equity Infusion" means the first bona fide offering by Borrower pursuant to a registration statement under the Securities Act of 1933 of the sale of its equity securities in which the net cash proceeds to Borrower are not less than Ten Million Dollars ($10,000,000), or the sale or issuance by Borrower of its equity securities or Subordinated Debt in which Borrower receives cash proceeds of not less than Ten Million Dollars ($10,000,000) from investors acceptable to Bank.

                        "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                        "LIBOR Base Rate" means, for any Interest Period for a LIBOR Rate Advance, the rate of interest per annum determined by Bank to be the per annum rate of interest at which deposits in United States Dollars are offered to Bank in the London interbank market in which Bank customarily participates at 11:00 a.m. (local time in such interbank market) three (3) Business Days before the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount approximately equal to the amount of such Advance.

                        "LIBOR Rate" shall mean, for any Interest Period for a LIBOR Rate Advance, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to (i) the LIBOR Base Rate for such Interest Period divided by (ii) 1 minus the Reserve Requirement for such Interest Period.

                        "LIBOR Rate Advances" means any Advances made or a portion thereof on which interest is payable based on the LIBOR Rate in accordance with the terms hereof.

                        "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

                        "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

                        "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

                        "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

                        "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

                        "Patents" means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

                        "Periodic Payments" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

                        "Permitted Indebtedness" means:

                                (a) Indebtedness of Borrower in favor of Bank
arising under this Agreement or any other Loan Document;

                                (b) Indebtedness existing on the Closing Date
and disclosed in the Schedule;

                                (c) Indebtedness secured by a lien described in
clause (c) of the defined term "Permitted Liens," provided (i) such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness and (ii) such Indebtedness shall not exceed $500,000 for the purchase of equipment acquired by Borrower that is not located at the Borrower's customers' locations;

                                (d) Subordinated Debt;

                                (e) Indebtedness at any time outstanding in an
amount not to exceed $100,000; and

                                (f) Indebtedness to trade creditors incurred in
the ordinary course of business.

                        "Permitted Investment" means:

                                (a) Investments existing on the Closing Date
disclosed in the Schedule; and

                                (b) (i) marketable direct obligations issued or
unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof,
(ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor's Corporation or Moody's Investors Service, (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank and (iv) Bank's money market accounts.

                        "Permitted Liens" means the following:

                                (a) Any Liens existing on the Closing Date and
disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

                                (b) Liens for taxes, fees, assessments or other
governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank's security interests;

                                (c) Liens (i) upon or in any equipment acquired
or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

                                (d) Liens incurred in connection with the
extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

                        "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

                        "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

                        "Quick Assets" means, at any date as of which the amount thereof shall be determined, the unrestricted cash and cash-equivalents, accounts receivable and investments with maturities not to exceed 90 days, of Borrower determined in accordance with GAAP.

                        "Reserve Requirement" means, for any Interest Period, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D against "Eurocurrency liabilities" (as such term is used in Regulation D) by member banks of the Federal Reserve System. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by Bank by reason of any regulatory change against (i) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined as provided in the definition of "LIBOR Base Rate" or (ii) any category of extensions of credit or other assets which include Advances.

                        "Responsible Officer" means each of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Controller of Borrower.

                        "Revolving Maturity Date" means April 29, 2000.

                        "Revolving Facility" means the facility under which Borrower may request Bank to issue Advances, as specified in Section 2.1.1 hereof.

                        "Schedule" means the schedule of exceptions attached hereto, if any.

                        "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms reasonably acceptable to Bank (and identified as being such by Borrower and Bank).

                        "Subsidiary" means any corporation or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity shall, at the time as of which any determination is being made, is owned by Borrower, either directly or through an Affiliate.

                        "Tangible Net Worth" means at any date as of which the amount thereof shall be determined, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of Borrower and its Subsidiaries minus intangible assets, plus Subordinated Debt, on a consolidated basis determined in accordance with GAAP.

                        "Total Liabilities" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness.

                        "Trademarks" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

                1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

        2. LOAN AND TERMS OF PAYMENT.

                2.1 Credit Extensions. Borrower promises to pay to the order of Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower hereunder. Borrower shall also pay interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

                        2.1.1 Revolving Advances.

                                (a) Subject to and upon the terms and conditions
of this Agreement, Borrower may request Advances in an aggregate outstanding amount not to exceed the lesser of (i) One Million Three Hundred Thousand Dollars ($1,300,000) or (ii) the Borrowing Base; provided, however, that after an Equity Event, Borrower may request Advances in an aggregate outstanding amount not to exceed the lesser of (i) One Million Five Hundred Thousand Dollars ($1,500,000) or (ii) the Borrowing Base; provided, further, that after an IPO/Equity Infusion, Borrower may request Advances in an aggregate outstanding amount not to exceed the lesser of (i) the Committed Revolving Line or (ii) the Borrowing Base. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1.1 may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this
Section 2.1.1 shall be immediately due and payable. Borrower may prepay any Advances without penalty or premium.

                                (b) Whenever Borrower desires an Advance,
Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Pacific time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B-1 hereto. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1.1 to Borrower's deposit account.

                        2.1.2 Letters of Credit.

                                (a) Subject to the terms and conditions of this
Agreement, Bank agrees to issue or cause to be issued letters of credit (each a "Letter of Credit," collectively, the "Letters of Credit") for the account of Borrower in an aggregate face amount not to exceed the lesser of (i) Committed Line or (ii) the Borrowing Base minus the outstanding Advances and the face amount of outstanding Letters of Credit. Each such Letter of Credit shall have an expiry date no later than the Revolving Maturity Date. All such Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of application and letter of credit agreement. Borrower shall pay Bank a fee equal to two percent (2.00%) of the face amount of each Letter of Credit on the date such Letter of Credit is issued. All amounts actually paid by Bank in respect of a Letter of Credit shall, when paid, constitute an Advance under this Agreement. Aggregate outstanding Letters of Credit shall at no time exceed Three Hundred Twenty Thousand Dollars ($320,000).

                                (b) The obligation of Borrower to immediately
reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever. Borrower shall indemnify, defend and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any Letters of Credit, other than losses resulting from the Bank's negligence.

                        2.1.3 Credit Card Sublimit. Subject to the terms and conditions of this Agreement, Borrower may request Advances in an aggregate amount not to exceed Fifty Thousand Dollars ($50,000) to be used to secure debt outstanding under credit cards issued by Bank to Borrower and/or its employees, provided that the sum of the aggregate outstanding Advances does not exceed the lesser of (i) the Committed Revolving Line or (ii) the Borrowing Base minus the outstanding Advances and the face amount of outstanding Letters of Credit. The terms and conditions (including repayment) of such credit cards shall be the equivalent of that offered by Bank to its other customers.

                        2.1.4 Equipment Advances.

                                (a) Subject to and upon the terms and conditions
of this Agreement, at any time from the date hereof through the Revolving Maturity Date, Bank agrees to make advances (each an "Equipment Advance" and, collectively, the "Equipment Advances") to Borrower in an aggregate outstanding amount not to exceed $500,000; provided, however, that after an Equity Event, Borrower may request Equipment Advances in an aggregate outstanding amount not to exceed $750,000; provided, further, that after an IPO/Equity Infusion, Borrower may request Equipment Advances in an aggregate outstanding amount not to exceed the Equipment Line. Each Equipment Advance shall not exceed one hundred percent (100%) of the invoice amount of equipment, software (which Borrower shall, in any case, have purchased within 90 days of the date of the corresponding Equipment Advance), excluding taxes, shipping, warranty charges, freight discounts and installation expense; provided, however, that the initial Equipment Advance shall not exceed eighty (80%) of the invoice amount of equipment, software (which Borrower has purchased within 90 days prior to the Closing Date) excluding taxes, shipping, warranty charges, freight discounts and installation expense. Up to Four Hundred Thousand Dollars ($400,000) of the Equipment Line may be used by Borrower for software purchases.

                                (b) Interest shall accrue from the date of each
Equipment Advance at the rate specified in Section 2.3(a), and shall be payable monthly on the 29th day of each month through April 29, 2000. Any Equipment Advances that are outstanding on April 29, 2000 shall be payable in thirty-six
(36) equal monthly installments of principal, plus all accrued interest, beginning on May 29, 2000, and continuing on the same day of each month thereafter through the Equipment Maturity Date, at which time all amounts due under this Section 2.1.4 and any other amounts due under this Agreement shall be immediately due and payable. Equipment Advances, once repaid, may not be reborrowed. Borrower may prepay any Equipment Advances without penalty or premium.

                                (c) When Borrower desires to obtain an Equipment
Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Pacific time one
(1) Business Day before the day on which the Equipment Advance is to be made. Such notice shall be substantially in the form of Exhibit B-1. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice for any Equipment to be financed. Notwithstanding the foregoing, after an IPO/Equity Infusion, Borrower shall request Equipment Advances in accordance with Section 2.5 below.

                2.2 Overadvances. If any Advances hereunder exceed the lesser of the Borrowing Base or the Committed Revolving Line, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

                2.3 Interest Rates, Payments, and Calculations.

                                (a) Interest Rates.

                                    (i) Advances. Except as set forth in Section
2.3(b), the Advances shall bear interest, on the outstanding daily balance thereof, at a rate equal to one percent (1.0%) above the Prime Rate; provided, however, that after an IPO/Equity Infusion, Advances shall bear interest, on the outstanding daily balance thereof, at a rate equal to one-half of one percent (0.5%) above the Prime Rate.

                                    (ii) Equipment Advances. Except as set forth
in Section 2.3(b), the Equipment Advances shall bear interest, on the outstanding daily balance thereof, at a rate equal to one and one-half percent (1.5%) above the Prime Rate; provided, however, that after an IPO/Equity Infusion, Advances shall bear interest, on the outstanding daily balance thereof, as provided in Section 2.5 below.

                                (b) Late Fee; Default Rate. If any payment is
not made within ten (10) days after the date such payment is due, Borrower shall pay Bank a late fee equal to the lesser of (i) five percent (5%) of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under applicable law. All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

                                (c) Payments. Interest hereunder shall be due
and payable on the twenty-ninth (29th) calendar day of each month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower's deposit accounts or against the Committed Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder. Bank shall deliver to Borrower statements of account in the ordinary course of business reflecting charges made hereunder.

                                (d) Computation. In the event the Prime Rate is
changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

                2.4 Crediting Payments. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

                2.5 Libor/Prime Rate Advances. After an IPO/Equity Infusion, whenever Borrower desires an Equipment Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 11:00 a.m. Pacific time, on the Business Day that a Prime Advance is to be made, and noon Pacific time on the Business Day that is three (3) Business Days prior to the Business Day on which a LIBOR Rate Advance is made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B-2 hereto. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer, or a designee of a Responsible Officer designated in writing and signed by such Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1 to a Borrower's deposit account, as specified by such Borrower.

                        Each such notice shall specify:

                                    (i) the date such Advance is to be made,
which shall be a Business Day;

                                    (ii) the amount of such Advance;

                                    (iii) whether such Advance is to be a Prime
Rate Advance or a LIBOR Rate Advance; and

                                    (iv) if the Advance is to be a LIBOR Rate
Advance, the Interest Period for such Advance;

                                Each written request for an Advance, and each
confirmation of a telephone request for such an Advance, shall be in substantially the form of Exhibit B-2 hereto executed by Borrower.

                        2.5.1 Prime Rate Advances. Each Prime Rate Advance shall be in an amount of not less than Twenty-Five Thousand Dollars ($25,000). The outstanding principal balance of each Prime Rate Advance shall bear interest until principal is due (computed daily on the basis of a 360 day year and actual days elapsed), at a rate per annum equal to one percent (1.0%) above the Prime Rate. Prime Rate Advances under the Equipment Line shall be payable as provided in Section 2.1.4(b).

                        2.5.2 LIBOR Rate Advances. Each LIBOR Rate Advance shall be in an amount of not less than Five Hundred Thousand Dollars ($500,000). The outstanding principal balance of each LIBOR Rate Advance shall bear interest until principal is due (computed daily on the basis of a 360 day year and actual days elapsed) at a rate per annum equal to the LIBOR Rate plus 400 basis points for such LIBOR Rate Advance. The entire outstanding principal amount of each LIBOR Rate Advance shall be due and payable on the earlier of (i) the last day of the LIBOR Rate Interest Period for such LIBOR Rate Advance, and (ii) Equipment Maturity Date.

                        2.5.3 Prepayment of the Advances. Borrower may at any time prepay any Prime Rate Advance or any LIBOR Rate Advance, in full or in part. Each partial prepayment for a LIBOR Rate Advance shall be in an amount not less than Twenty-Five Thousand Dollars ($25,000). Each prepayment shall be made upon the irrevocable written or telephone notice of Borrower received by Bank not later than 10:00 a.m. California time on the date of the prepayment of a Prime Rate Advance, and not less than three (3) Business Days prior to the date of the prepayment of a LIBOR Rate Advance. The notice of prepayment shall specify the date of the prepayment, the amount of the prepayment, and the Advance or Advances prepaid. Each prepayment of a LIBOR Rate Advance shall be accompanied by the payment of accrued interest on the amount prepaid and any amount required by Section 2.8.

                2.6 Fees. Borrower shall pay to Bank the following:

                                (a) Facility Fee.

                                    (i) Committed Revolving Line. On the Closing
Date, a Facility Fee equal to $4,875, which shall be non-refundable; provided, however, that upon the occurrence of an Equity Event, Borrower shall pay to Bank an additional Facility Fee equal to $500, which shall be non-refundable; provided, further, that upon the occurrence of an IPO/Equity Infusion, Borrower shall pay to Bank an additional Facility Fee equal to $2,625.

                                    (ii) Equipment Line. On the Closing Date, a
Facility Fee equal to $2,500, which shall be non-refundable; provided, however, that upon the occurrence of an Equity Event, Borrower shall pay to Bank an additional Facility Fee equal to $500, which shall be non-refundable; provided, further, that upon the occurrence of an IPO/Equity Infusion, Borrower shall pay to Bank an additional Facility Fee equal to $7,500.

                                (b) Bank Expenses. On the Closing Date, all Bank
Expenses incurred through the Closing Date, including reasonable attorneys' fees and expenses and, after the Closing Date, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

                2.7 Conversion/Continuation of Advances.

                        2.7.1 A Borrower may from time to time submit in writing a request that Prime Rate Advances be converted to LIBOR Rate Advances or that any existing LIBOR Rate Advances continue for an additional Interest Period. Such request shall specify the amount of the Prime Rate Advances which will constitute LIBOR Rate Advances (subject to the limits set forth below) and the Interest Period to be applicable to such LIBOR Rate Advances. Each written request for a conversion to a

LIBOR Rate Advance or a continuation of a LIBOR Rate Advance shall be substantially in the form of a Libor Rate Conversion/Continuation Certificate as set forth on Exhibit B-3, which shall be duly executed by a Responsible Officer. Subject to the terms and conditions contained herein, three (3) Business Days after Bank's receipt of such a request from Borrower, such Prime Rate Advances shall be converted to LIBOR Rate Advances or such LIBOR Rate Advances shall continue, as the case may be provided that:

                                    (i) no Event of Default or event which with
notice or passage of time or both would constitute an Event of Default exists;

                                    (ii) no party hereto shall have sent any
notice of termination of the Agreement;

                                    (iii) Borrower shall have complied with such
customary procedures as Bank has established from time to time for Borrower's requests for LIBOR Rate Advances;

                                    (iv) the amount of a LIBOR Rate Advance
shall be $500,000 or such greater amount which is an integral multiple of $50,000; and

                                    (v) Bank shall have determined that the
Interest Period or LIBOR Rate is available to Bank as of the date of the request for such LIBOR Rate Advance.

        Any request by Borrower to convert Prime Rate Advances to LIBOR Rate Advances or continue any existing LIBOR Rate Advances shall be irrevocable. Notwithstanding anything to the contrary contained herein, Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable LIBOR Rate market to fund any LIBOR Rate Advances, but the provisions hereof shall be deemed to apply as if Bank had purchased such deposits to fund the LIBOR Rate Advances.

                        2.7.2 Any LIBOR Rate Advances shall automatically convert to Prime Rate Advances upon the last day of the applicable Interest Period, unless Bank has received and approved a complete and proper request to continue such LIBOR Rate Advance at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any LIBOR Rate Advances shall, at Bank's option, convert to Prime Rate Advances in the event that an Event of Default shall exist. Borrower shall pay to Bank, upon demand by Bank any amounts required to compensate Bank for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of LIBOR Rate Advances to Prime Rate Advances pursuant to any of the foregoing.

                2.8 Additional Requirements/Provisions Regarding LIBOR Rate Advances.

                        2.8.1 If for any reason (including voluntary or mandatory prepayment or acceleration, other than under section (2.8.5), Bank receives all or part of the principal amount of a LIBOR Rate Advance prior to the last day of the Interest Period for such LIBOR Rate Advance, Borrower shall on demand by Bank, pay Bank the amount (if any) by which (i) the additional interest which would have been payable on the amount so received had it not been received until the last day of such Interest Period or term exceeds (ii) the interest which would have been recoverable by Bank by placing the amount so received on deposit in the certificate of deposit markets or the offshore currency interbank markets or United States Treasury investment products, as the case may be, for a period starting on the date on which it was so received and ending on the last day of such Interest Period or term at the interest rate determined by Bank. Bank's determination as to such amount shall be presumptive evidence of such additional costs and binding for all purposes if made reasonably and in good faith.

                        2.8.2 Borrower shall pay to Bank, upon demand by Bank, from time to time such amounts as Bank may reasonably determine to be necessary to compensate it for any costs incurred by Bank that Bank determines are attributable to its making or maintaining of any amount receivable by Bank hereunder in respect of any Advances relating thereto (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each case resulting from any regulatory change that:

                                    (i) changes the basis of taxation of any
amounts payable to Bank under this Agreement in respect of any Advances (other than changes which affect taxes measured by or imposed on the overall net income of Bank by the jurisdiction in which Bank has its principal office); or

                                    (ii) imposes or modifies any reserve,
special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of Bank (including any Advances or any deposits referred to in the definition of "LIBOR Base Rate"); or

                                    (iii) imposes any other material condition
affecting this Agreement (or any of such extensions of credit or liabilities).

Bank will notify Borrower of any event occurring after the date of the Agreement which will entitle Bank to compensation pursuant to this section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Bank will furnish Borrower with a statement setting forth the basis and amount of each request by Bank for compensation under this Section
2.8. Determinations and allocations by Bank for purposes of this Section 2.8 of the effect of any regulatory change on its costs of maintaining its obligations to make Advances or of making or maintaining Advances or on amounts receivable by it in respect of Advances, and of the additional amounts required to compensate Bank in respect of any Additional Costs, shall be conclusive absent manifest error.

                        2.8.3 Borrower shall pay to Bank, upon the request of Bank, such amount or amounts as shall be sufficient (in the sole good faith opinion of Bank) to compensate it for any reasonable loss, costs or expense incurred by it as a result of any failure by Borrower to borrow a LIBOR Rate Advance on the date for such borrowing specified in the relevant notice of borrowing hereunder.

                        2.8.4 If Bank shall determine that the adoption or implementation of any applicable law, rule, regulation or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its applicable lending office) with any respect or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of Bank or any person or entity controlling Bank (a "Parent") as a consequence of its obligations hereunder to a level below that which Bank (or its Parent) could have achieved but for such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time, within 15 days after demand by Bank, Borrower shall pay to Bank such additional amount or amounts as will compensate Bank for such reduction. A statement of Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be presumptive evidence of such additional costs and binding for all purposes if made reasonably and in good faith.

                        2.8.5 If at any time Bank, in its sole and absolute discretion, determines that: (i) the amount of the LIBOR Rate Advances for periods equal to the corresponding Interest Periods or any other period are not available to Bank in the offshore currency interbank markets, or (ii) the LIBOR Rate does not accurately reflect the cost to Bank of lending the LIBOR Rate Advance, then Bank shall promptly give notice thereof to Borrower, and upon the giving of such notice Bank's obligation to make the LIBOR Rate Advances shall terminate, unless Bank and Borrower agree in writing to a different interest rate applicable to LIBOR Rate Advances. If it shall become unlawful for Bank to continue to fund or maintain any Advances, or to perform its obligations hereunder, upon demand by Bank, Borrower shall prepay the Advances in full with accrued interest thereon and all other amounts payable by Borrower hereunder.

                2.9 Term. This Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for a term ending on the Equipment Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

        3. CONDITIONS OF LOANS.

                3.1 Conditions Precedent to Initial Credit Extension. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

                                (a) this Agreement;

                                (b) a certificate of the Secretary of Borrower
with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

                                (c) a financing statement (Form UCC-1);

                                (d) an intellectual property security agreement;

                                (e) a subordination agreement from each
subordinating creditor;

                                (f) an audit of the Collateral, the results of
which shall be satisfactory to Bank; and

                                (g) such other documents, and completion of such
other matters, as Bank may reasonably deem necessary or appropriate.

                3.2 Conditions Precedent to all Credit Extensions. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

                                (a) timely receipt by Bank of the
Payment/Advance Form as provided in Section 2.1; and

                                (b) the representations and warranties contained
in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Credit Extension (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date). The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2(b).

        4. CREATION OF SECURITY INTEREST.

                4.1 Grant of Security Interest. Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof.

                4.2 Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

                4.3 Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours but no more than once a year (unless an Event of Default has occurred and is continuing), to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

        5. REPRESENTATIONS AND WARRANTIES.

                Borrower represents and warrants as follows:

                5.1 Due Organization and Qualification. Borrower and each Subsidiary is a corporation duly existing under the laws of its state of incorporation and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified.

                5.2 Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

                5.3 No Prior Encumbrances. Borrower has good and indefeasible title to the Collateral, free and clear of Liens, except for Permitted Liens.

                5.4 Bona Fide Eligible Accounts. The Eligible Accounts are bona fide existing obligations. The property giving rise to such Eligible Accounts has been delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor that is included in any Borrowing Base Certificate as an Eligible Account.

                5.5 Merchantable Inventory. All Inventory is in all material respects of good and marketable quality, free from all material defects, except for Inventory for which adequate reserves have been made.

                5.6 Intellectual Property Collateral. Borrower is the sole owner of the Intellectual Property Collateral, except for non-exclusive licenses granted by Borrower to its customers in the ordinary course of business. Each of the Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party.

                5.7 Name; Location of Chief Executive Office. Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

                5.8 Litigation. Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral.

                5.9 No Material Adverse Change in Financial Statements. All consolidated financial statements related to Borrower and any Subsidiary that are delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

                5.10 Solvency, Payment of Debts. Borrower is solvent and able to pay its debts (including trade debts) as they mature.

                5.11 Regulatory Compliance. Borrower and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act.

Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

                5.12 Environmental Condition. Except as disclosed in the Schedule, none of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

                5.13 Taxes. Borrower and each Subsidiary has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

                5.14 Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

                5.15 Government Consents. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted, the failure to obtain which could have a Material Adverse Effect.

                5.16 Year 2000. Borrower and its Subsidiaries have reviewed the areas within their operations and business which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Problem and have made related appropriate inquiry of material suppliers and vendors, and based on such review and program, the Year 2000 Problem will not have a Material Adverse Effect upon its financial condition, operations or business as now conducted. "Year 2000 Problem" means the possibility that any computer applications or equipment used by Borrower may be unable to recognize and properly perform date sensitive functions involving certain dates prior to and any dates on or after December 31, 1999.

                5.17 Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

        6. AFFIRMATIVE COVENANTS.

                Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

                6.1 Good Standing. Borrower shall maintain its and each of its Subsidiaries' corporate existence in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

                6.2 Government Compliance. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

                6.3 Financial Statements, Reports, Certificates. Borrower shall deliver to Bank: (a) as soon as available, but in any event within thirty (30) days after the end of each calendar month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, in a form acceptable to Bank and certified by a

Responsible Officer; (b) as soon as available, but in any event within ninety
(90) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) if applicable, within five (5) days of filing with the Securities and Exchange Commission, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; (e) within thirty (30) days after Borrrower's fiscal year end, operating budgets, annual budgets, and forecasts of Borrower; and (f) other financial information as Bank may reasonably request from time to time generally prepared by Borrower in the ordinary course of business.

        Within twenty (20) days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings of accounts receivable and accounts payable.

        Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.

        Bank shall have a right from time to time hereafter to audit Borrower's Accounts and appraise Collateral at Borrower's expense, provided that such audits will be conducted no more often than every twelve (12) months unless an Event of Default has occurred and is continuing.

                6.4 Inventory; Returns. Borrower shall keep all Inventory in good and marketable condition, free from all material defects except for Inventory for which adequate reserves have been made. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Fifty Thousand Dollars ($50,000).

                6.5 Taxes. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

                6.6 Insurance.

                                (a) Borrower, at its expense, shall keep the
Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

                                (b) All such policies of insurance shall be in
such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty (20) days notice to Bank before canceling its policy for any reason. Upon Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

                6.7 Year 2000 Compliance. Borrower shall perform all acts reasonably necessary to ensure that (a) Borrower and any business in which Borrower holds a substantial interest, and (b) all customers, suppliers and vendors that are material to Borrower's business, become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used in this paragraph, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall immediately upon request, provide to Bank such certifications or other evidence of Borrower's compliance with the terms of this paragraph as Bank may from time to time require.

                6.8 Principal Depository. Borrower shall maintain its principal depository and operating accounts with Bank.

                6.9 Adjusted Quick Ratio. Borrower shall maintain, as of the last day of each calendar month, a ratio of Quick Assets to Current Liabilities of at least 1.25 to 1.00. Upon the occurrence of and subsequent to an IPO/Equity Infusion, Borrower shall maintain, as of the last day of each calendar month, a ratio of Quick Assets to Current Liabilities of at least 1.50 to 1.00.

                6.10 Tangible Net Worth. Upon the occurrence of and subsequent to an IPO/Equity Infusion, Borrower shall maintain, as of the last day of each calendar month, a Tangible Net Worth of not less than Seven Million Dollars ($7,000,000).

                6.11 Minimum Liquidity. Borrower shall maintain a minimum Liquidity that is one and one-half (1.5) times the outstanding balance of Equipment Advances. Upon the occurrence of and subsequent to an IPO/Equity Infusion, Borrower shall maintain a minimum Liquidity that is one and three-quarters (1.75) times the outstanding balance of Equipment Advances. For the purposes of this Section, "Liquidity" shall mean cash and cash equivalents of Borrower plus eighty percent (80%) of Eligible Accounts, minus the outstanding Advances under the Committed Revolving Line. Notwithstanding the foregoing, after Borrower has maintained a Debt Service Coverage of at least
1.50 to 1.00 for six consecutive months, Borrower thereafter shall maintain such Debt Service Coverage of at least 1.50 to 1.00 as of the last day of each month in lieu of the liquidity covenant.

                6.12 IPO/Equity Infusion. Borrower shall close an IPO/Equity Infusion no later than September 30, 1999.

                6.13 Profitability/Losses. Borrower may suffer quarterly losses not to exceed the following amounts for the following periods: $1,850,000 for the fiscal quarter ending March 31, 1999; $1,250,000 for the fiscal quarter ending June 30, 1999; $500,000 for the fiscal quarter ending September 30, 1999; and $2,700,000 for the fiscal quarter ending December 31, 1999. Thereafter, Borrower shall have a net profit of at least $1.00 as of the end of each fiscal quarter. All net loss covenants above shall exclude (i) non-recurring charges related to merger and acquisition activities, including fees and expenses associated with such activities, (ii) fees and expenses associated with an IPO/Equity Infusion, and (iii) any charges relating to "cheap stock" issues with the Securities and Exchange Commission. Capitalized software development costs shall be included in the quarterly loss calculation above.

                6.14 Registration of Intellectual Property Rights.

                                (a) Borrower shall register or cause to be
registered (to the extent they are registerable) on an expedited basis (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those intellectual property rights listed on Exhibits A, B and C to the Intellectual Property Security Agreement delivered to Bank by Borrower in connection with this Agreement within forty-five (45) days of the date of this Agreement. Borrower shall register or cause to be registered (to the extent they are registerable) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and notify Bank of those additional intellectual property rights developed or acquired by Borrower from time to time in connection with any product prior to the sale or licensing of such product to any third party, including without limitation major revisions or additions to the intellectual property rights listed on such Exhibits A, B and C.

                                (b) Borrower shall execute and deliver such
additional instruments and documents from time to time as Bank shall reasonably request to perfect Bank's security interest in the Intellectual Property Collateral.

                                (c) Borrower shall (i) protect, defend and
maintain the validity and enforceability of the Trademarks, Patents and Copyrights, (ii) use its best efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Bank in writing of material infringements detected and (iii) not allow any material Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld.

                                (d) Bank may audit Borrower's Intellectual
Property Collateral to confirm compliance with this Section 6.15, provided such audit may not occur more often than once per year, unless an Event of Default has occurred and is continuing. Bank shall have the right, but not the obligation, to take, at Borrower's sole expense, any actions that Borrower is required under this Section 6.15 to take but which Borrower fails to take, after fifteen (15) days' notice to Borrower. Borrower shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section 6.15.

                6.15 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

        7. NEGATIVE COVENANTS.

                Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Credit Extensions, Borrower will not do any of the following without the prior written consent of Bank:

                7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries; or (iii) Transfers of surplus, worn-out or obsolete Equipment.

                7.2 Change in Business. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto). Borrower will not, without thirty (30) days prior written notification to Bank, relocate its chief executive office.

                7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except for
(i) non-cash transactions not resulting in a change in control of Borrower or in which the Borrower is the surviving entity, (ii) transactions in which Borrower transfers not more than $2,000,000 in cash and an IPO/Equity Infusion has occurred, and (iii) transactions in which Borrower transfers not more than $5,000,000 in cash and Borrower has made a first bona fide offering pursuant to a registration statement under the Securities Act of 1933 of the sale of its equity securities in which the net cash proceeds to Borrower are not less than Fifteen Million Dollars ($15,000,000).

                7.4 Indebtedness. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

                7.5 Encumbrances. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

                7.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, except that Borrower may (i) repurchase the stock of former employees pursuant to stock repurchase agreements as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase and (ii) prior to an IPO/Equity Infusion, pay cash dividends relating to federal and state income taxes associated with an S corporation incurred by its shareholders as a result of Borrower's operations.

                7.7 Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments, or as otherwise permitted under Section 7.3.

                7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

                7.9 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

                7.10 Inventory. Store the Inventory with a bailee, warehouseman, or similar party unless Bank has received a pledge of the warehouse receipt covering such Inventory; provided, however, that Borrower may deposit software code in escrow for customers in the ordinary course of business. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory only at the location set forth in Section 10 hereof and such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Bank's security interest.

                7.11 Compliance. Become an "investment company" or be controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

        8. EVENTS OF DEFAULT.

                Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

                8.1 Payment Default. If Borrower fails to pay, when due, any of the Obligations;

                8.2 Covenant Default. If Borrower fails to perform any obligation under Article 6 or violates any of the covenants contained in Article 7 of this Agreement, or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Credit Extensions will be required to be made during such cure period);

                8.3 Material Adverse Change. If there occurs a material adverse change in Borrower's business or financial condition, or if there is a material impairment of the prospect of repayment of any portion of the Obligations or a material impairment of the value or priority of Bank's security interests in the Collateral;

                8.4 Attachment. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period);

                8.5 Insolvency. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within thirty (30) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

                8.6 Other Agreements. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could have a Material Adverse Effect;

                8.7 Subordinated Debt. If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

                8.8 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or

                8.9 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

        9. BANK'S RIGHTS AND REMEDIES.

                9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                                (a) Declare all Obligations, whether evidenced
by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by Bank);

                                (b) Cease advancing money or extending credit to
or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

                                (c) Settle or adjust disputes and claims
directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

                                (d) Make such payments and do such acts as Bank
considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

                                (e) Set off and apply to the Obligations any and
all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

                                (f) Ship, reclaim, recover, store, finish,
maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

                                (g) Sell the Collateral at either a public or
private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

                                (h) Bank may credit bid and purchase at any
public sale; and

                                (i) Any deficiency that exists after disposition
of the Collateral as provided above will be paid immediately by Borrower.

                9.2 Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts;
(b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (C) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and
(f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

                9.3 Accounts Collection. At any time during the term of this Agreement, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

                9.4 Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Borrower: (a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Facility as Bank deems necessary to protect Bank from the exposure created by such failure; or
(C) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

                9.5 Bank's Liability for Collateral. So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

                9.6 Remedies Cumulative. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

                9.7 Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

        10. NOTICES.

                Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

       If to Borrower:  N2H2, INC.
                        900 4th Avenue, Suite 3400
                        Seattle, WA 98164
                        Attn:  Mr. John Duncan
                        Fax:  (206) 336-1556
       If to Bank:      Imperial Bank
                        226 Airport Parkway
                        San Jose, CA  95110-1024
                        Attn:  Corporate Banking Center
                        FAX:  (408) 451-8523
       with a copy to:  Imperial Bank
                        777 108th Avenue NE, Suite 1670
                        Bellevue, WA 98004
                        Attn:  Mr. J.P. Michael
                        FAX:  (425) 454-6224

        The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

        11. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

        This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the nonexclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

        12. GENERAL PROVISIONS.

                12.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

                12.2 Indemnification. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and
(b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's negligence or willful misconduct.

                12.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

                12.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                12.5 Amendments in Writing, Integration. This Agreement cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

                12.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

                12.7 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

        13. JUDICIAL REFERENCE.

                                (a) Other than (i) nonjudicial foreclosure and
all matters in connection therewith regarding security interests in real or personal property; or (ii) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Agreement, which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as the date on which a party subject to this Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court of Santa Clara County (the "Court"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of the Court (or any subsequently enacted
Rule). Each party shall have one peremptory challenge pursuant to CCP Section
170.6. The referee shall (a) be requested to set the matter for hearing within sixty (60) days after the date of selection of the referee and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP Section 644 in any court in the State of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents which cannot be resolved by the parties shall be submitted to the referee as provided herein. The Superior Court is empowered to issue temporary and/or provisions remedies, as appropriate.

                                (b) Except as expressly set forth in this
Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

                                (c) The referee shall be required to determine
all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provisions.

                                (d) In the event that the enabling legislation
which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, Section 1280 through Section 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                            N2H2, INC.




                                            By:     /s/ John Duncan
                                               ---------------------------------

                                            Title:  CFO
                                                  ------------------------------


                                            IMPERIAL BANK




                                            By:     /s/ JP Michael
                                               ---------------------------------

                                            Title:  VP
                                                  ------------------------------

                                    EXHIBIT A

                        COLLATERAL DESCRIPTION ATTACHMENT
                         TO LOAN AND SECURITY AGREEMENT

        All personal property of Borrower (herein referred to as "Borrower" or "Debtor") whether presently existing or hereafter created, written, produced or acquired, including, but not limited to:

                                    (i) all accounts receivable, accounts,
chattel paper, contract rights (including, without limitation, royalty agreements, license agreements and distribution agreements), documents, instruments, money, deposit accounts and general intangibles, including, without limitation, returns, repossessions, books and records relating thereto, and equipment containing said books and records, all investment property, including securities and securities entitlements;

                                    (ii) all software, computer source codes and
other computer programs (collectively, the "Software Products"), and all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, United States of America and foreign, obtained or to be obtained on or in connection with the Software Products, or any parts thereof or any underlying or component elements of the Software Products together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Bank (herein referred to as "Bank" or "Secured Party") to sue in its own name and/or the name of the Debtor for past, present and future infringements of copyright;

                                    (iii) all goods, including, without
limitation, equipment and inventory (including, without limitation, all export inventory);

                                    (iv) all guarantees and other security
therefor;

                                    (v) all trademarks, service marks, trade
names and service names and the goodwill associated therewith;

                                    (vi) (a) all patents and patent applications
filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (b) licenses pertaining to any patent whether Debtor is licensor or licensee, (C) all income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (d) the right (but not the obligation) to sue for past, present and future infringements thereof, (e) all rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (f) the reissues, divisions, continuations, renewals, extensions and continuations-in-part with any of the foregoing (all of the foregoing patents and applications and interests under patent license agreements, together with the items described in clauses (a) through (f) in this paragraph are sometimes herein individually and collectively referred to as the "Patents"); and

                                    (vii) all products and proceeds, including,
without limitation, insurance proceeds, of any of the foregoing.

                                   EXHIBIT B-1

                   LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

           DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., Pacific Time

TO:  Emerging Growth Industries                     DATE:_______________________

FAX#:  (425) 454-6224                               TIME:_______________________


FROM: __________________________________________________________________________
                              CLIENT NAME (BORROWER)



REQUESTED BY:___________________________________________________________________
                             AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:___________________________________________________________

PHONE NUMBER:___________________________________________________________________

FROM ACCOUNT # _________________________    TO ACCOUNT #________________________

REQUESTED TRANSACTION TYPE                  REQUEST DOLLAR AMOUNT

PRINCIPAL INCREASE (ADVANCE)                $___________________________________

PRINCIPAL PAYMENT (ONLY)                    $___________________________________

INTEREST PAYMENT (ONLY)                     $___________________________________

PRINCIPAL AND INTEREST (PAYMENT)            $___________________________________


OTHER INSTRUCTIONS:_____________________________________________________________
________________________________________________________________________________


        All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.


                                  BANK USE ONLY

TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.


   _______________________________________             ____________________
           Authorized Requester                              Phone #


   _______________________________________             ____________________
           Authorized Requester                              Phone #

               __________________________________________________
                           Authorized Signature (Bank)

                                   EXHIBIT B-2

                              ADVANCE REQUEST FORM

The undersigned hereby certifies as follows:

        I, ________________ , am the duly elected and acting _________________
of _______________.

        This Advance Request Form is delivered on behalf of Borrower to Imperial Bank, pursuant to that certain Loan and Security Agreement among Borrower and Imperial Bank dated March , 1999 (the "Agreement"). The terms used herein which are defined in the Agreement have the same meaning herein as ascribed to them therein.

        Borrower hereby requests on _______________, 19___ an Advance (the "Advance") as follows:

                (a) The date on which the Advance is to be made is __________ , 19___ .


                (b) The amount of the Advance is to be ______________ ($_____), in the form of a Prime Rate Advance of $_____ ; and/or a LIBOR Rate Advance of $_____ for an Interest Period of ___ months.

        All representations and warranties of Borrower stated in the Agreement are true, correct and complete in all material respects as of the date of this request for an Advance; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

        IN WITNESS WHEREOF, this Advance Request Form is executed by the undersigned as of this _____________ day of __________________ , 19___ .



                                            By:_________________________________

                                            Title:______________________________

                                   EXHIBIT B-3

                 LIBOR RATE CONVERSION/CONTINUATION CERTIFICATE

        The undersigned hereby certifies as follows:

        I, ____________________, am the duly elected and acting
____________________ of ______________________ ("Borrower").

        This certificate is delivered on behalf of Borrower to Bank, pursuant to
Section 2 of that certain Loan and Security Agreement among Borrower and Bank (the "Agreement"). The terms used in this LIBOR Rate Conversion/Continuation Certificate which are defined in the Agreement have the same meaning herein as ascribed to them therein.

        Borrower hereby requests on ____________________________, 19____ a LIBOR
Rate Advance (the "Advance") as follows:

        (a) (i) A rate conversion of an existing Prime Rate Advance from a Prime Rate Advance to a LIBOR Rate Advance; or

                (ii) A continuation of an existing LIBOR Rate Advance as a LIBOR Rate Advance.

                     [Check (i) or (ii) above]

        (b) The date on which the Advance is to be made is __________________, 19____

        (c) The amount of the Advance is to be ___________________ ($____________), for an Interest Period of ____________ month(s).

        All representations and warranties of Borrower stated in the Agreement are true, correct and complete in all material respects as of the date of this request for a loan; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

        IN WITNESS WHEREOF, this LIBOR Rate Conversion/Continuation Certificate is executed by the undersigned as of this _____________ day of ____________________, 19_________.

                                            ____________________________________

                                            By:_________________________________

                                            Title:______________________________

FOR INTERNAL BANK USE ONLY


   LIBOR Pricing Date          LIBOR Rate         LIBOR Rate Variance        Maturity Date
========================= ====================== ======================= ======================
                                                                   ___%
========================= ====================== ======================= ======================

                                    EXHIBIT C
                           BORROWING BASE CERTIFICATE


--------------------------------------------------------------------------------
Borrower:  N2H2, INC.                               Lender: Imperial Bank

Commitment Amount:  up to $2,000,000
--------------------------------------------------------------------------------

ACCOUNTS RECEIVABLE
        1.     Accounts Receivable Book Value as of _______                                    $__________________
        2.     Additions (please explain on reverse)                                           $__________________
        3.     TOTAL ACCOUNTS RECEIVABLE                                                       $__________________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
        4.     Amounts over 90 days due                                 $__________________
        5.     Balance of 25% over 90 day accounts                      $__________________
        6.     Concentration Limits                                     $__________________
        7.     Foreign Accounts                                         $__________________
        8.     Governmental Accounts (over 90 day accounts)             $__________________
        9.     Contra Accounts                                          $__________________
        10.    Demo Accounts                                            $__________________
        11.    Intercompany/Employee Accounts                           $__________________
        12.    Other (less than 120 days exceeding $150,000, or
               please explain on reverse)                               $__________________
        13.    TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                     $__________________
        14.    Eligible Accounts (#3 minus #13)                         $__________________
        15.    LOAN VALUE OF ACCOUNTS (80% of #14)                      $__________________


BALANCES
        16. Maximum Loan Amount                                                                $ 2,000,000
                                                                                                 =========
        17. Total Funds Available [Lesser of #15 or #16]                                       $__________________
        18. Present balance owing on Line of Credit                                            $__________________
        19. Outstanding under Sublimits ( )                                                    $__________________
        20. RESERVE POSITION (#17 minus #18 and #19)                                           $__________________

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Imperial Bank.





N2H2, INC.



By:_______________________________
          Authorized Signer

                                    EXHIBIT D
                             COMPLIANCE CERTIFICATE

TO:        IMPERIAL BANK
FROM:      N2H2, INC.

        The undersigned authorized officer of N2H2, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending ______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

        Please indicate compliance status by circling Yes/No under "Complies" column.

        REPORTING COVENANT                   REQUIRED                                         COMPLIES
        ------------------                   --------                                         --------
        Monthly financial statements         Monthly within 30 days                      Yes            No
        Operating Budgets, annual budgets,   FYE within 30 days                          Yes            No
        and forecasts
        Annual (CPA Audited)                 FYE within 90 days                          Yes            No
        10K and 10Q                          Within 5 days of SEC filing                 Yes            No
                                             (as applicable)
        A/R & A/P Agings                     Monthly within 20 days                      Yes            No
        A/R Audit                            Initial and Annual                          Yes            No

          FINANCIAL COVENANT                 REQUIRED              ACTUAL                    COMPLIES
          ------------------                 --------              ------                    --------
          Maintain on a Monthly Basis:
            Adjusted Quick Ratio 1           1.25:1.00             _____:1.00            Yes            No
            Minimum Tangible Net Worth 2     $7,000,000            $_____                Yes            No
            Minimum Liquidity 3 or           1.50:1.00 or          _____:1.00            Yes            No
            Debt Service Coverage 4          1.50:1.00
          Maintain on a Quarterly Basis:
            Profitability/Loss 5             > $1.00               $_____                Yes            No

1       Increasing to 1.50:1.00 subsequent to an IPO/Equity Infusion.
2       Measured only subsequent to an IPO/Equity Infusion.
3       Increasing to 1.75:1.00 subsequent to an IPO/Equity Infusion.
4 Notwithstanding the foregoing, after Borrower has maintained a Debt Service Coverage of at least 1.50 to 1.00 for six consecutive months, Borrower thereafter shall maintain such Debt Service Coverage of at least 1.50 to 1.00 as of the last day of each month in lieu of the liquidity covenant.
5 Quarterly losses allowed as follows: $1,850,000 for quarter ending 03/31/99; $1,250,000 for quarter ending 06/30/99; $500,000 for quarter ending 09/30/99; $2,700,000 for quarter ending 12/31/99. Profitability of at least $1.00 required thereafter.


Comments Regarding Exceptions: See                    BANK USE ONLY
Attached. Sincerely,
                                        Received by:___________________________
__________________________________                       AUTHORIZED SIGNER
Signature                               Date:__________________________________

__________________________________      Verified:______________________________
Title                                                    AUTHORIZED SIGNER
                                        Date:__________________________________
__________________________________
Date                                    Compliance Status:           Yes     No

                             SCHEDULE OF EXCEPTIONS


Permitted Indebtedness  (Section 1.1)

CAPITAL LEASES
Account # - Description                          Mar 31, '99
25004-  AT&T Lease #680619/Pac #4                  21,997.11
25005-  First Sierra - Balboa #2                   10,858.31
25006-  BanCorp Financial/Pacifica #1              32,265.27
25007-  Colonial Pacific (Pacifica #5)             66,632.35
25008-  Dolsen Software                            11,105.92
25009-  First Sierra - Balboa #1                   32,366.17
25010-  GF Funding IV #1/Prolease                  22,233.60
25011-  GF Funding IV #2/Prolease                  25,487.59
25012-  Green Tree FinancialPacifica #2            28,660.58
25013-  Interwest #1                               22,733.99
25014-  Interwest #2                               26,603.63
25015-  JLA Credit/Pacifica #3                     32,662.85
25016-  Leasetec #1  L603500                       35,549.57
25017-  Leasetec #2  L603501                       17,697.33
25018-  Leasetec #3  L603502                       16,990.18
25019-  Leasetec #4  L603503                       33,504.73
25022-  Summit                                     66,591.06
25023-  Dolsen Cubicles                            10,274.93
25024-  Source Capital/Vista                       30,468.80
25025-  Leasetec #5  L603506                       56,837.61
25026-  Leasetec #6  L603504                       34,286.16
25027-  Saddleback                                 49,426.15
25028-  Rockford Ind./Cisco Eq                      3,858.02
25029-  Rave #3                                    92,827.04
25030-  Rave #4                                   229,356.64
25031-  Rave #5                                   104,045.64

                                                ------------
                                                1,115,321.23
                                                ============

NOTES PAYABLE
Washington Partners                                29,522.53
Toll Free Cellular                                 57,000.00

                                                ============
                                                   86,522.53
                                                ============

Permitted Investments  (Section 1.1)

Fred Meyer Commercial Paper
Seafirst Pacific Horizon Account


Permitted Liens  (Section 1.1):  Please see schedule of Permitted Indebtedness.



Prior Names  (Section 5.7)


Litigation  (Section 5.8):

The Company entered into a letter agreement dated May 8, 1998 with Carpediem Capital, Inc. ("Carpediem") under which Carpediem was engaged as the Company's exclusive agent until January 31, 1999 in connection with arranging a preferred equity or common equity investment in the Company (a "Transaction"). The Company terminated the letter agreement as of August 8, 1998. Carpediem has claimed that if a Transaction closes within 24 months following termination, Carpediem is entitled to a warrant to purchase 3% of the post-transaction shares of the Company and to receive a "success fee" based on the following schedule:

6.0%          of first 7.5 million
4.0%          of next $5.0 million
3.0%          of next $5.0 million
2.0%          of next $5.0 million
1.0%          of all monies thereafter

                         CORPORATE RESOLUTIONS TO BORROW



--------------------------------------------------------------------------------

BORROWER:         N2H2, INC.

--------------------------------------------------------------------------------

        I, the undersigned Secretary or Assistant Secretary of N2H2, INC. (the "Corporation"), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of Washington.

        I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Articles of Incorporation, as amended and the Restated Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

        I FURTHER CERTIFY that at a meeting of the Directors of the Corporation, duly called and held, at which a quorum was present and voting (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

        BE IT RESOLVED, that ANY ONE (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

        NAMES                                      POSITIONS                        ACTUAL SIGNATURES

------------------------------           ------------------------------       ------------------------------
John Duncan                                         CFO                           /s/ John Duncan
------------------------------           ------------------------------       ------------------------------
Ben Eggerton                                        Controller                    /s/ Ben Eggerton
------------------------------           ------------------------------       ------------------------------

------------------------------           ------------------------------       ------------------------------

------------------------------           ------------------------------       ------------------------------

        acting for an on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

        BORROW MONEY. To borrow from time to time from Imperial Bank ("Bank"), on such terms as may be agreed upon between the officers, employees, or agents and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation, including such sums as are specified in that certain Loan and Security Agreement dated as of April 30, 1999 (the "Loan Agreement").

        EXECUTE LOAN AGREEMENT. To execute and deliver to Bank the Loan Agreement, and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the notes, or any portion of the notes.

        GRANT SECURITY. To grant a security interest to Bank in the Collateral described in the Loan Agreement, which security interest shall secure all of the Corporation's Obligations, as described in the Loan Agreement.

        NEGOTIATE ITEMS. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

        FURTHER ACTS. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

        BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

        I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

        IN WITNESS WHEREOF, I have hereunto set my hand on April 30, 1999 and attest that the signatures set opposite the names listed above are their genuine signatures.


                                               CERTIFIED TO AND ATTESTED BY:


                                            X         /s/ John Duncan
                                             -----------------------------------

--------------------------------------------------------------------------------

                                  IMPERIAL BANK
                                   MEMBER FDIC
                         ITEMIZATION OF AMOUNT FINANCED
                            DISBURSEMENT INSTRUCTIONS
                                   (REVOLVER)


Name(s):  N2H2, Inc.                              Date:  April 30, 1999

          $       paid to you directly by Cashiers Check No.
 $2,000,000.00    credited to deposit account No. 36002360            when Advances are requested or
                                                                      by cashiers check or wire.
          $       amounts paid to Bank for

Amounts paid to others on your behalf:


         $0.00    to Imperial Bank for Loan Fee
         $0.00    to Imperial Bank for Document Fee
           $      to Imperial Bank for accounts receivable audit (estimate)
           $      to Bank counsel fees and expenses
           $      To
           $      To
 $2,000,000.00    TOTAL (AMOUNT FINANCED)


        Upon consummation of this transaction, this document will also serve as the authorization for Imperial Bank to disburse the loan proceeds as stated above.

       /s/ John Duncan
-----------------------------------          -----------------------------------
          Signature                                     Signature

                                  IMPERIAL BANK
                                   MEMBER FDIC
                         ITEMIZATION OF AMOUNT FINANCED
                            DISBURSEMENT INSTRUCTIONS
                                   (TERM LOAN)


Name(s):  N2H2, Inc.                                       Date:  April 30, 1999

        $           paid to you directly by Cashiers Check No.
  $2,000,000.00     credited to deposit account No.  36002360              when Advances are requested
        $           amounts paid to Bank for
Amounts paid to others on your behalf:
      $0.00         to Imperial Bank for Loan Fee
      $0.00         to Imperial Bank for Document Fee
        $           to Imperial Bank for accounts receivable
                    audit (estimate)
        $           to Bank counsel fees and expenses
        $           to
        $           to
  $2,000,000.00     TOTAL (AMOUNT FINANCED)


        Upon consummation of this transaction, this document will also serve as the authorization for Imperial Bank to disburse the loan proceeds as stated above.


       /s/ John Duncan
-----------------------------------          -----------------------------------
          Signature                                     Signature

                         AGREEMENT TO PROVIDE INSURANCE

TO: IMPERIAL BANK                                  Date: April 30, 1999
    9920 S. La Cienega, Ste. 628                         Borrower:  N2 H2, INC.
    Inglewood, CA 90301

                In consideration of a loan in an amount of up to $4,000,000, secured by all tangible personal property including inventory and equipment.

                I/We agree to obtain adequate insurance coverage to remain in force during the term of the loan.

                I/We also agree to advise the below named agent to add Imperial Bank as lender's loss payable on the new or existing insurance policy, and to furnish Bank at above address with a copy of said policy/endorsements and any subsequent renewal policies.

        I/We understand that the policy must contain:

        1. Fire and extended coverage in an amount sufficient to cover:

        (a) The amount of the loan, OR

        (b) All existing encumbrances, whichever is greater,

        But not in excess of the replacement value of the improvements on the real property.

        2. Lender's "Loss Payable" Endorsement Form 438 BFU in favor of Imperial Bank, or any other form acceptable to Bank.


                              INSURANCE INFORMATION

Insurance Co./Agent: J&H/MARSH MCLENNAN            Telephone No.: (206) 613-2200

   Agent's Address:  1215 4TH AVENUE, SUITE 2300, SEATTLE WA  98161

                   Signature of Obligor:            /S/ John Duncan
                                        ----------------------------------------

                   Signature of Obligor:
                                        ----------------------------------------



--------------------------------------------------------------------------------
                                         FOR BANK USE ONLY
INSURANCE VERIFICATION:  Date:_______________________

Person Spoken to:____________________________________

Policy Number:_______________________________________

Effective Form:______    To:_________________________

Verified By:_________________________________________

IMPERIAL BANK
   CALIFORNIA'S BUSINESS BANKS  AUTOMATIC DEBIT AUTHORIZATION
          MEMBER FDIC


To:   IMPERIAL BANK

Re:      LOAN # ___________________________________ (Term Loan)

You are hereby authorized and instructed to charge account No. 36002360 in the name of N2 H2, INC.

for principal and interest payments due on above referenced loan as set forth below and credit the loan referenced above.

[X] Debit each interest payment as it becomes due according to the terms of the note and any renewals or amendments thereof.

[X] Debit each principal payment is at becomes due according to the terms of the note and any renewals or amendments thereof.

This
Authorization is to remain in full force and effect until revoked in writing.



Borrower Signature                                            Date
               /s/ John Duncan                                    4-30-99
----------------------------------------------------          -----------------

----------------------------------------------------          -----------------

----------------------------------------------------          -----------------

IMPERIAL BANK
   CALIFORNIA'S BUSINESS BANKS AUTOMATIC DEBIT AUTHORIZATION
          MEMBER FDIC


To: IMPERIAL BANK

Re: LOAN # ___________________________________ (Revolver)

You are hereby authorized and instructed to charge account No. 36002360 in the name of N2 H2, INC for principal and interest payments due on above referenced loan as set forth below and credit the loan referenced above.

        [X] Debit each interest payment as it becomes due according to the terms of the note and any renewals or amendments thereof.

        [X] Debit each principal payment is at becomes due according to the terms of the note and any renewals or amendments thereof.

This Authorization is to remain in full force and effect until revoked in writing.



Borrower Signature                                            Date
                 /s/ John Duncan                                   4-30-99
----------------------------------------------------          -----------------

----------------------------------------------------          -----------------

----------------------------------------------------          -----------------

        Debtor: N2 H2, INC.

                                    EXHIBIT A

                        COLLATERAL DESCRIPTION ATTACHMENT
                         TO LOAN AND SECURITY AGREEMENT

        All personal property of Borrower (herein referred to as "Borrower" or "Debtor") whether presently existing or hereafter created, written, produced or acquired, including, but not limited to:

                (i) all accounts receivable, accounts, chattel paper, contract rights (including, without limitation, royalty agreements, license agreements and distribution agreements), documents, instruments, money, deposit accounts and general intangibles, including, without limitation, returns, repossessions, books and records relating thereto, and equipment containing said books and records, all investment property, including securities and securities entitlements;

                (ii) all software, computer source codes and other computer programs (collectively, the "Software Products"), and all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, United States of America and foreign, obtained or to be obtained on or in connection with the Software Products, or any parts thereof or any underlying or component elements of the Software Products together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Bank (herein referred to as "Bank" or "Secured Party") to sue in its own name and/or the name of the Debtor for past, present and future infringements of copyright;

                (iii) all goods, including, without limitation, equipment and inventory (including, without limitation, all export inventory);

                (iv) all guarantees and other security therefor;

                (v) all trademarks, service marks, trade names and service names and the goodwill associated therewith;

                (vi) (a) all patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (b) licenses pertaining to any patent whether Debtor is licensor or licensee, (c) all income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (d) the right (but not the obligation) to sue for past, present and future infringements thereof, (e) all rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (f) the reissues, divisions, continuations, renewals, extensions and continuations-in-part with any of the foregoing (all of the foregoing patents and applications and interests under patent license agreements, together with the items described in clauses (a) through (f) in this paragraph are sometimes herein individually and collectively referred to as the "Patents"); and

                (vii) all products and proceeds, including, without limitation, insurance proceeds, of any of the foregoing.

Debtor: N2 H2, INC.

                                    EXHIBIT A

                        COLLATERAL DESCRIPTION ATTACHMENT
                          TO UCC 1 FINANCING STATEMENT

        All personal property of Borrower (herein referred to as "Borrower" or "Debtor") whether presently existing or hereafter created, written, produced or acquired, including, but not limited to:

                (viii) all accounts receivable, accounts, chattel paper, contract rights (including, without limitation, royalty agreements, license agreements and distribution agreements), documents, instruments, money, deposit accounts and general intangibles, including, without limitation, returns, repossessions, books and records relating thereto, and equipment containing said books and records, all investment property, including securities and securities entitlements;

                (ix) all software, computer source codes and other computer programs (collectively, the "Software Products"), and all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, United States of America and foreign, obtained or to be obtained on or in connection with the Software Products, or any parts thereof or any underlying or component elements of the Software Products together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Bank (herein referred to as "Bank" or "Secured Party") to sue in its own name and/or the name of the Debtor for past, present and future infringements of copyright;

                (x) all goods, including, without limitation, equipment and inventory (including, without limitation, all export inventory);

                (xi) all guarantees and other security therefor;

                (xii) all trademarks, service marks, trade names and service names and the goodwill associated therewith;

                (xiii) (a) all patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (b) licenses pertaining to any patent whether Debtor is licensor or licensee, (c) all income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (d) the right (but not the obligation) to sue for past, present and future infringements thereof, (e) all rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (f) the reissues, divisions, continuations, renewals, extensions and continuations-in-part with any of the foregoing (all of the foregoing patents and applications and interests under patent license agreements, together with the items described in clauses (a) through (f) in this paragraph are sometimes herein individually and collectively referred to as the "Patents"); and

                (xiv) all products and proceeds, including, without limitation, insurance proceeds, of any of the foregoing.



        By:    __________________________
               N2 H2, INC.

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT


        This Intellectual Property Security Agreement is entered into as of April 30, 1999 by and between IMPERIAL BANK, a California chartered bank ("Bank") and N2H2, INC., a Washington corporation ("Grantor").

                                    RECITALS

        A. Bank has agreed to make certain advances of money and to extend certain financial accommodation to Grantor (the "Loans") in the amounts and manner set forth in that certain Loan and Security Agreement by and between Bank and Grantor dated of even date herewith (as the same may be amended, modified or supplemented from time to time, the "Loan Agreement"; capitalized terms used herein are used as defined in the Loan Agreement). Bank is willing to make the Loans to Grantor, but only upon the condition, among others, that Grantor shall grant to Bank a security interest in certain Copyrights, Trademarks and Patents to secure the obligations of Grantor under the Loan Agreement.

        B. Pursuant to the terms of the Loan Agreement, Grantor has granted to Bank a security interest in all of Grantor's right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral.

        NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Loan Agreement, Grantor hereby represents, warrants, covenants and agrees as follows:

                                    AGREEMENT

        To secure its obligations under the Loan Agreement, Grantor grants and pledges to Bank a security interest in all of Grantor's right, title and interest in, to and under its Intellectual Property Collateral (including without limitation those Trademarks listed on Schedule C hereto), and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof.

        This security interest is granted in conjunction with the security interest granted to Bank under the Loan Agreement. The rights and remedies of Bank with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement and the other Loan Documents, and those which are now or hereafter available to Bank as a matter of law or equity. Each right, power and remedy of Bank provided for herein or in the Loan Agreement or any of the Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Bank of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Bank, of any or all other rights, powers or remedies.

        IN WITNESS WHEREOF, the parties have cause this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.


                                            GRANTOR:

Address of Grantor:                         N2H2, INC.

900 4th Avenue, Suite 3400                  By:      /s/ John Duncan
Seattle, WA  9816494110                        ---------------------------------
                                            Title:         CFO
Attn:  Mr. John Duncan                            ------------------------------

                                            BANK:

                                            IMPERIAL BANK
Address of Bank:
226 Airport Parkway                         By:      /s/ J.P. Michael
San Jose, CA 95110                             ---------------------------------
                                            Title:     Vice President
Attn: Corporate Banking Center                    ------------------------------

                                    EXHIBIT A

                                   Copyrights

                                      NONE

                                    EXHIBIT B

                                     Patents

                                      NONE

                                    EXHIBIT C

                                   Trademarks


                                           Registration/       Registration/
                                            Application          Application
Description                                   Number                Date
-----------                                   ------                ----
Searchopolis                                 75/978,097            09/21/98
Virtual Locker                               75/628,830            01/27/99
Searchopolis                                 75/556,090            09/21/98
Bess                                          2,150,399            04/14/98
N2H2                                          2,150,398            04/14/98